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                                                                    Exhibit 10.2









                          LOUISIANA-PACIFIC CORPORATION

                      EXECUTIVE DEFERRED COMPENSATION PLAN





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                                TABLE OF CONTENTS

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ARTICLE I--PURPOSE; EFFECTIVE DATE.......................................1

ARTICLE II--DEFINITIONS..................................................1

  2.1   Account..........................................................1
  2.2   Acquiring Person.................................................1
  2.3   Beneficiary......................................................2
  2.4   Board............................................................2
  2.5   Change in Control................................................2
  2.6   Committee........................................................3
  2.7   Compensation.....................................................3
  2.8   Corporation......................................................4
  2.9   Deferral Commitment..............................................4
  2.10  Deferral Period..................................................4
  2.11  Determination Date...............................................4
  2.12  Disability.......................................................4
  2.13  Early Retirement Date............................................4
  2.14  Earnings Index...................................................4
  2.15  Elective Deferred Compensation...................................5
  2.16  Employee.........................................................5
  2.17  Employer.........................................................5
  2.18  Employer Plans...................................................5
  2.19  Employment.......................................................5
  2.20  Financial Hardship...............................................5
  2.21  Moody's Plus Index...............................................6
  2.22  Moody's Return...................................................6
  2.23  Normal Retirement Date...........................................6
  2.24  Participant......................................................6
  2.25  Participation Agreement..........................................6
  2.26  Plan Benefit.....................................................6
  2.27  Plus Rate Return.................................................6
  2.28  Qualified Plan...................................................6
  2.29  Rate of Return...................................................7
  2.30  Retirement.......................................................7
  2.31  Years of Service.................................................7

ARTICLE III--PARTICIPATION AND DEFERRAL commitments......................7

  3.1   Eligibility and Participation....................................7
  3.2   Form of Deferral; Minimum Deferral...............................7
  3.3   Deferral Commitment; Periods of Deferral.........................8
  3.4   Limitation on Deferral...........................................8
  3.5   Modification of Deferral Commitment..............................8
  3.6   Cessation of Eligibility.........................................8


                                                                             (i)
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                                TABLE OF CONTENTS

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ARTICLE IV--DEFERRED COMPENSATION ACCOUNT................................9

  4.1   Accounts.........................................................9
  4.2   Elective Deferred Compensation...................................9
  4.3   Qualified Plan Makeup Credit.....................................9
  4.4   Allocation of Elective Deferred Compensation....................10
  4.5   Determination of Accounts.......................................10
  4.6   Match...........................................................10
  4.7   Vesting of Accounts.............................................10
  4.8   Statement of Accounts...........................................11

ARTICLE V--PLAN BENEFITS................................................11

  5.1   Retirement Benefit..............................................11
  5.2   Termination Benefit.............................................11
  5.3   Death Benefit...................................................12
  5.4   In-Service Withdrawals..........................................12
  5.5   Hardship Distributions..........................................12
  5.6   Form of Benefit Payment.........................................12
  5.7   Small Accounts..................................................13
  5.8   Accelerated Distribution........................................13
  5.9   Excise Tax and Lost Benefit Makeup..............................13
  5.10  Withholding; Payroll Taxes......................................14
  5.11  Payment to Guardian.............................................14

ARTICLE VI--BENEFICIARY DESIGNATION.....................................14

  6.1   Beneficiary Designation.........................................14
  6.2   Changing Beneficiary............................................14
  6.3   Community Property..............................................14
  6.4   No Beneficiary Designation......................................15
  6.5   Effect of Payment...............................................15

ARTICLE VII--ADMINISTRATION.............................................16

  7.1   Committee; Duties...............................................16
  7.2   Agents..........................................................16
  7.3   Binding Effect of Decisions.....................................16
  7.4   Indemnity of Committee..........................................16

ARTICLE VIII--CLAIMS PROCEDURE..........................................16

  8.1   Claim...........................................................16
  8.2   Denial of Claim.................................................16
  8.3   Review of Claim.................................................17
  8.4   Final Decision..................................................17

                                                                            (ii)

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                                TABLE OF CONTENTS

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ARTICLE IX--AMENDMENT AND TERMINATION OF PLAN...........................17

  9.1   Amendment.......................................................17
  9.2   Employer's Right to Terminate...................................17

ARTICLE X--MISCELLANEOUS................................................18

  10.1  Unfunded Plan...................................................18
  10.2  Unsecured General Creditor......................................18
  10.3  Trust Fund......................................................18
  10.4  Nonassignability................................................19
  10.5  Not a Contract of Employment....................................19
  10.6  Protective Provisions...........................................19
  10.7  Terms...........................................................19
  10.8  Captions........................................................19
  10.9  Governing Law; Arbitration......................................20
  10.10 Validity........................................................20
  10.11 Notice..........................................................20
  10.12 Successors......................................................20


                                                                           (iii)
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                          LOUISIANA-PACIFIC CORPORATION

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                     AMENDED AND RESTATED SEPTEMBER 1, 2000


                       ARTICLE I--PURPOSE; EFFECTIVE DATE

      The purpose of this Executive Deferred Compensation Plan (the "Plan") is to provide current tax planning opportunities as well as supplemental funds for retirement or death for selected employees of Louisiana-Pacific Corporation (the "Corporation"). It is intended that the Plan will aid in attracting and retaining employees of exceptional ability by providing them with these benefits. The Plan became effective as of May 1, 1997 and has been amended as of October 1, 1999 and December 31, 1999 and amended and restated as of January 1, 2000. The Plan is further amended and restated as of September 1, 2000 as set forth herein.


                             ARTICLE II--DEFINITIONS

      For the purposes of the Plan, the following terms shall have the meanings indicated unless the context clearly indicates otherwise:

2.1   ACCOUNT

      "Account" means a balance as maintained by the Employer in accordance with
Article IV with respect to any deferral of Compensation pursuant to the Plan. A Participant's Account shall be utilized solely as a device for the determination and measurement of the amounts to be paid to the Participant pursuant to the Plan. A Participant's Account shall not constitute or be treated as a trust fund of any kind.

2.2   ACQUIRING PERSON

      "Acquiring Person" means any person or related person or related persons which constitute a "group" for purposes of Section 13(d) and Rule 13d-5 under the Securities Exchange Act of 1934 (the "Exchange Act"); provided, however, that the term Acquiring Person shall not include:

          (a)  Corporation or any of its Subsidiaries;

          (b) Any employee benefit plan or related trust of Corporation or any of its Subsidiaries;

          (c) Any entity holding voting capital stock of Corporation for or pursuant to the terms of any such employee benefit plan; or


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            (d) Any person or group solely because such person or group has voting power with respect to capital stock of Corporation arising from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the Exchange Act.

2.3   BENEFICIARY

      "Beneficiary" means the person, persons or entity entitled under Article VI to receive any Plan benefits payable after a Participant's death.

2.4   BOARD

      "Board" means the Board of Directors of the Corporation.

2.5   CHANGE IN CONTROL

      A "Change in Control" shall occur upon:

            (a) The acquisition by any Acquiring Person of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the then outstanding Voting Securities; provided, however, that for purposes of this paragraph
      (a), the following acquisitions will not constitute a Change in Control:

                  (i) Any acquisition directly from Corporation;

                  (ii) Any acquisition by Corporation;

                  (iii) Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Corporation or any corporation controlled by Corporation; or

                  (iv) Any acquisition by any corporation pursuant to a
            transaction that complies with clauses (i), (ii), and (iii) of paragraph (c) of this definition of Change in Control; or

            (b) During any period of twelve (12) consecutive calendar months, individuals who at the beginning of such period constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director during the period whose election, or nomination for election, by Corporation's shareholders was approved by a vote of at least a majority of the directors then constituting the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or


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            (c) Consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of Corporation (a "Business Combination") in each case, unless, following such Business Combination:

                  (i) All or substantially all of the individuals and entities who were the beneficial owners of the Voting Securities outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Corporation or all or substantially all of Corporation's assets either directly or through one (1) or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Voting Securities;

                  (ii) No Person (excluding any employee benefit plan, or
            related trust, of Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and

                  (iii) At least a majority of the members of the board of
            directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

            (d) Approval by the shareholders of Corporation of any plan or proposal for the liquidation or dissolution of Corporation.

2.6   COMMITTEE

      "Committee" means the Committee appointed by the Chief Executive Officer of the Corporation to administer the Plan pursuant to Article VII.

      COMPENSATION

      "Compensation" means cash compensation paid by the Employer as base salary, bonuses and severance pay paid on account of involuntary termination of Employment by the Employer without cause, before reduction for amounts deferred under the Plan and before reduction for amounts deferred under any other plan of the Employer, tax-qualified or otherwise. Compensation does not include amounts in connection with any employee stock option plan, compensation paid in stock of the Employer, sign-on bonuses, severance pay other than that described in this
Section 2.7 above (except for


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accrued vacation), noncash compensation attributable to fringe benefits or similar items, or compensation for any period during which the employee is not within the class of employees eligible to participate in the Plan as determined by the Committee under Article III.

2.8   CORPORATION

      "Corporation" means Louisiana-Pacific Corporation, a Delaware corporation, or any successor to the business thereof.

2.9   DEFERRAL COMMITMENT

      "Deferral Commitment" means a Salary Deferral Commitment, a Bonus Deferral Commitment or a Severance Deferral Commitment made by a Participant pursuant to
Article III and for which a Participation Agreement has been submitted by the Participant to the Committee.

2.10  DEFERRAL PERIOD

      "Deferral Period" means the period over which a Participant has elected to defer a portion of his or her Compensation. Prior to January 1, 2001, the Deferral Period shall be one (1) calendar year for all Deferral Commitments, except that the Committee may, from time to time, designate a Deferral Period of less than one (1) full calendar year. On and after January 1, 2001, the Deferral Period shall be one (1) calendar quarter for Salary Deferral, Bonus Deferral and Severance Deferral Commitments. The Deferral Period may be modified pursuant to
Section 3.5.

2.11  DETERMINATION DATE

      "Determination Date" means the last day of each calendar month.

2.12  DISABILITY

      "Disability" means a physical or mental condition which, in the opinion of the Committee, prevents an Employee from satisfactorily performing Employee's usual duties for Employer. The Committee's decision as to Disability will be based upon medical reports and/or other evidence satisfactory to the Committee.

2.13  EARLY RETIREMENT DATE

      "Early Retirement Date" means the date prior to a Participant's Normal Retirement Date on which the Participant actually terminates Employment following the attainment of age fifty-five (55) and completion of five (5) Years of Service.

2.14  EARNINGS INDEX

      "Earnings Index" means a portfolio or fund selected by the Committee from time to time to be used as an index in calculating Rate of Return. In addition to portfolios or


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funds selected by the Committee, the Moody's Plus Index shall be available to
Participants as an Earnings Index.

2.15  ELECTIVE DEFERRED COMPENSATION

      "Elective Deferred Compensation" means the amount of Compensation that a Participant elects to defer pursuant to a Deferral Commitment.

2.16  EMPLOYEE

      "Employee" shall mean a person, other than an independent contractor, who is receiving remuneration for services rendered to, or labor performed for, the Employer (or who would be receiving such remuneration except for an authorized leave of absence).

2.17  EMPLOYER

      "Employer" means the Corporation and any affiliated or subsidiary corporation of the Corporation which is incorporated under the laws of any state of the United States.

2.18  EMPLOYER PLANS

      "Employer Plans" shall mean any employee benefit plan or contract from which benefits may be payable to the Participant.

2.19  EMPLOYMENT

      "Employment" means a Participant's service with the Employer as an Employee.

2.20  FINANCIAL HARDSHIP

      "Financial Hardship" means severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Internal Revenue Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but in any case, payment may not be made to the extent that such hardship is or may be relieved:

            (a) Through reimbursement or compensation by insurance or otherwise;

            (b) By liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship;

            (c) By cessation of deferrals under the Plan.

            (d) By borrowing from commercial sources on reasonable commercial terms.


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2.21  MOODY'S PLUS INDEX

      "Moody's Plus Index" means the sum of the Moody's Return and the Plus Rate Return.

2.22  MOODY'S RETURN

      "Moody's Return" means a rate of return equal to the monthly equivalent of the annual yield of the Moody's Average Corporate Bond Yield Index for the preceding calendar month as published by Moody's Investor Service, Inc. (or any successor thereto) or, if such index is no longer published, a substantially similar index selected by the Committee.

2.23  NORMAL RETIREMENT DATE

      "Normal Retirement Date" means the first day of the month coinciding with or next following the date on which the Participant attains age sixty-five (65).

2.24  PARTICIPANT

      "Participant" means any individual who is participating or has participated in the Plan as provided in Article III or has a Qualified Plan Makeup Credit under Section 4.3.

2.25  PARTICIPATION AGREEMENT

      "Participation Agreement" means the agreement submitted by a Participant to the Committee prior to the beginning of the Deferral Period, with respect to one or more Deferral Commitments made for such Deferral Period.

2.26  PLAN BENEFIT

      "Plan Benefit" means the benefit payable to a Participant as calculated in
Article V.

2.27  PLUS RATE RETURN

      "Plus Rate Return" means the monthly equivalent of an annual yield of two percent (2%).

2.28  QUALIFIED PLAN

      "Qualified Plan" means the Louisiana-Pacific Corporation Salaried Employees' Stock Ownership Trust and any successor thereof. On and after January 1, 2000, "Qualified Plan" shall mean the Louisiana-Pacific Corporation Retirement Account Plan and the profit-sharing component of the Louisiana-Pacific Salaried 401(k) and Profit-Sharing Plan. The term "Qualified Plan" shall also include, for purposes of this Plan and effective as of May 1, 1997, the Louisiana-Pacific Supplemental Benefits Plan.


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2.29  RATE OF RETURN

      "Rate of Return" means the amount credited monthly to a Participant's Account under Article IV. Such rate shall be determined by the Committee based upon the net performance of the Earnings Indices selected by the Participant pursuant to Section 4.4.

2.30  RETIREMENT

      "Retirement" means severance of Employment on or after the Participant's Normal Retirement Date or Early Retirement Date.

2.31  YEARS OF SERVICE

      "Years of Service" shall have the meaning provided for such term for vesting purposes under the Qualified Plan, whether or not the Participant participates in that Plan.


               ARTICLE III--PARTICIPATION AND DEFERRAL COMMITMENTs

3.1   ELIGIBILITY AND PARTICIPATION

            (a) ELIGIBILITY. Employees eligible to participate in the Plan shall be those key management employees of the Employer who are designated, from time to time, by the Committee as eligible to participate in the Plan.

            (b) PARTICIPATION. An eligible Employee who elects to participate in the Plan with respect to any Deferral Period must submit a Participation Agreement to the Committee prior to the beginning of such Deferral Period.

3.2   FORM OF DEFERRAL; MINIMUM DEFERRAL

      A Participant may elect in the Participation Agreement any of the following Deferral Commitments:

            (a) SALARY DEFERRAL COMMITMENT. A Participant may elect to defer any portion of his or her base salary Compensation earned during a Deferral Period. The amount to be deferred shall be stated as a percentage of base salary and may not be less than six hundred dollars ($600) for a Deferral Period.

            (b) BONUS DEFERRAL COMMITMENT. A Participant may elect to defer all or a portion of his or her bonus Compensation amounts to be paid by the Employer in a Deferral Period. The amount to be deferred shall be stated as an even percentage of such bonus and must not be less than six hundred dollars ($600) for a Deferral Period, unless the Participant also elects to make a Salary Deferral Commitment for that Deferral Period, in which case there shall be no minimum Bonus Deferral Commitment.


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            (c) SEVERANCE DEFERRAL COMMITMENT. A Participant may elect to defer all or a portion of his or her severance Compensation amounts that may be paid by the Employer in a Deferral Period. The amount to be deferred shall be stated as an even percentage of such severance amount and must not be less than six hundred dollars ($600).

3.3   DEFERRAL COMMITMENT; PERIODS OF DEFERRAL

      A Participant makes a Deferral Commitment by signing and delivering to the Committee a Participation Agreement prior to the beginning of the applicable Deferral Period. Effective for Deferral Periods commencing on and after January 1, 2001, a Deferral Commitment may cover:

            (a) A single specified Deferral Period (i.e., a specified calendar quarter);

            (b) Two or more consecutive specified Deferral Periods; or

            (c) All Deferral Periods commencing with a designated calendar quarter and continuing until the Participant either revokes or modifies the Deferral Commitment with respect to future Deferral Periods.

3.4   LIMITATION ON DEFERRAL

      A Participant may defer up to one hundred percent (100%) of the Participant's Compensation. However, the Committee may from time to time impose another maximum deferral amount or increase the minimum deferral amount under
Section 3.2 by giving written notice to all Participants, provided that no such changes may affect a Deferral Commitment made prior to the Committee's action.

3.5   MODIFICATION OF DEFERRAL COMMITMENT

      A Deferral Commitment shall be irrevocable with respect to any Deferral Period that has already commenced, except that the Committee may permit a Participant to reduce the amount to be deferred, or waive the remainder of the Deferral Commitment, upon a finding that the Participant has suffered a Financial Hardship. If a Participant ceases receiving Compensation during a Deferral Period due to Disability, the Deferral Commitment shall cease at that time.

3.6   CESSATION OF ELIGIBILITY

      In the event a Participant ceases to be designated by the Committee as eligible to participate in the Plan by reason of a change in employment status or otherwise, no further amounts of his or her Compensation shall be deferred under a Deferral Commitment after the date of such cessation of eligibility.


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                  ARTICLE IV--DEFERRED COMPENSATION ACCOUNT

4.1   ACCOUNTS

      For recordkeeping purposes only, an Account shall be maintained for each Participant. Separate subaccounts shall be maintained to the extent necessary to properly reflect the Participant's selection of Earnings Indices and total vested or nonvested Account balances. The Account shall be a bookkeeping device utilized for the sole purpose of determining the benefits payable under the Plan and shall not constitute a separate fund of assets. The Account balance for all active Participants on October 1, 1999 shall be the Account credited with the Moody's Plus Index Rate of Return. However, such Participants shall not be vested in the Plus Rate Return balance until the Participant is eligible for Retirement or upon death, Disability, involuntary termination of Employment by the Employer without cause after August 31, 2000, or termination within twenty-four (24) months after a Change in Control. Such balance may be reallocated by the Participant to other Earnings Indices as of October 1, 1999; provided, however, that Participants whose employment terminated prior to such date shall not be entitled to have their Account Balances reallocated to any Earnings Index or Indices other than the aforementioned Moody's index.

4.2   ELECTIVE DEFERRED COMPENSATION

      A Participant's Elective Deferred Compensation shall be credited to the Participant's Account as the corresponding nondeferred portion of the Compensation becomes or would have become payable. Any withholding of taxes or other amounts with respect to deferred Compensation that is required by state, federal, or local law shall be withheld from the Participant's nondeferred Compensation to the maximum extent possible with any excess being withheld from the Participant's Account.

4.3   QUALIFIED PLAN MAKEUP CREDIT

      The Employer shall credit to each Participant's Account, as of the first day of each calendar year, a Qualified Plan Makeup Credit ("Makeup"), which shall be the difference between:

            (a) The amount which would have been contributed or credited for the immediately preceding calendar year to the Qualified Plan for such Participant if no deferrals had been made under the Plan; and

            (b) The amounts actually contributed or credited for such year to the Qualified Plan for such Participant.

      Effective as of December 31, 1997, as to any Employee who is or thereafter becomes eligible to participate in the Plan (whether or not he or she becomes a Participant under Article III of the Plan), the amount of such Employee's account in the Louisiana-Pacific Supplemental Benefits Plan (`SBP"), if any, shall be transferred to the Plan as a Makeup, in lieu of continuing such account in the SBP, as of the close of the calendar year in which the Employee becomes so eligible. Any such Employee who on or after such date would otherwise be entitled to receive a supplemental benefit credit


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under the SBP shall receive such credit in this Plan as a Makeup, in lieu of receiving such credit in the SBP. The Makeup under this Section 4.3 shall vest in accordance with Section 4.7(c).

      To the extent that any distribution or withdrawal from the Plan increases the amount contributed or credited to the Qualified Plan for a Participant as a result of the addition of any amount of the distribution or withdrawal to the Compensation of such Participant covered by the Qualified Plan, an amount equal to such increase under the Qualified Plan shall be deducted from the amount of any Makeup in such Participant's Account resulting from prior deferrals under the Plan.

4.4   ALLOCATION OF ELECTIVE DEFERRED COMPENSATION

            (a) At the time a Participant completes a Deferral Commitment for a Deferral Period, the Participant shall also select the Earnings Index or Indices in which the Participant wishes to have his or her deferrals deemed invested. The Participant may select any combination of Earnings Indices as long as at least ten percent (10%), in whole percentages, is credited to each of the Earnings Indices selected.

            (b) A Participant may change the amounts allocated to the Earnings Indices as of the first day of any month, provided that the Participant submits a notice of the change to the Committee at least ten (10) business days before the first day of the month. The change may apply to future deferrals only or may include current Account balances.

4.5   DETERMINATION OF ACCOUNTS

      Each Participant's Account as of each Determination Date shall consist of the balance of the Participant's Account as of the immediately preceding Determination Date, plus the Participant's Elective Deferred Compensation credited during the period, plus any Makeup or Match crediting, plus the applicable Rate of Return, minus the amount of any distributions made since the immediately preceding Determination Date.

4.6   MATCH

      Each deferral of base salary made by a Participant after October 1, 1999 shall be matched by the Employer at a rate equal to one hundred percent (100%) of the first seven percent (7%) of base salary deferred during the period. Match amounts shall be credited to the Participant's Account the same day the corresponding deferral amount is credited.

4.7   VESTING OF ACCOUNTS

      Each Participant shall be vested in the amounts credited to such Participant's Account and the earnings thereon as follows:


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            (a) AMOUNTS DEFERRED. A Participant shall be one hundred percent
      (100%) vested at all times in the amount of Compensation elected to be deferred under this Plan and the earnings thereon.

            (b) EMPLOYER MATCHING CONTRIBUTIONS. Employer Matching Contributions and the earnings thereon shall be one hundred percent (100%) vested after completion of two (2) Years of Service or upon eligibility for Retirement, death, Disability, or termination of Employment within twenty-four (24) months after a Change in Control.

            (c) QUALIFIED PLAN MAKEUP CREDITS. Qualified Plan Makeup Credits and the earnings thereon shall be vested at the same rate as they otherwise would have vested under the underlying Qualified Plan, except for death, Disability, or termination of Employment within twenty-four (24) months after a Change in Control, in which case Participants shall be one hundred percent (100%) vested in their Makeup balance.

            (d) PLUS RATE RETURN. Notwithstanding the provisions of Section 4.7(a), (b) and (c) above, the Plus Rate Return and the earnings thereon shall vest only upon eligibility for Retirement, death, Disability, or termination of Employment within twenty-four (24) months after a Change in Control or upon involuntary termination of Employment by the Employer without cause. Upon the occurrence of any one of such events, the Plus Rate Return and the earnings thereon shall be one hundred percent (100%) vested.

4.8   STATEMENT OF ACCOUNTS

      The Committee shall submit to each Participant, within one hundred twenty
(120) days after the close of each calendar year and at such other times as determined by the Committee, a statement setting forth the balance to the credit of each Account maintained for the Participant.


                            ARTICLE V--PLAN BENEFITS

5.1   RETIREMENT BENEFIT

      The Employer shall pay a Plan Benefit equal to the Participant's Account balance in the form selected in Section 5.6 to a Participant who terminates Employment by reason of Retirement, Disability or within twenty-four (24) months after a Change in Control or who is terminated by the Employer involuntarily without cause.

5.2   TERMINATION BENEFIT

      Except as may otherwise be provided in Section 5.3, the Employer shall pay a Plan Benefit equal to the Participant's Account balance in a lump sum, or in such other forms as determined by the Committee, to a Participant who terminates Employment for any reason other than those provided for in Section 5.1.


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5.3   DEATH BENEFIT

      Upon the death of a Participant, the Employer shall pay to the Participant's Beneficiary an amount determined as follows:

            (a) POST-TERMINATION. If the Participant dies after termination of Employment, the amount payable shall be equal to the remaining unpaid balance of the Participant's appropriate Account.

            (b) PRE-TERMINATION. If the Participant dies prior to termination of Employment, the amount payable shall be the Participant's Account balance in the form elected.

5.4   IN-SERVICE WITHDRAWALS

      Participants shall be permitted to elect to withdraw amounts from their Account subject to the following restrictions:

          (a) ELECTION TO WITHDRAW. An election to make an in-service withdrawal must be made at the same time the Participant enters into a Participation Agreement for a Deferral Commitment. The date of the in-service withdrawal cannot be earlier than five (5) years after the date the Deferral Period begins under the Deferral Commitment. Such election may be modified no later than the end of the calendar year two (2) calendar years prior to the calendar year the Participant was scheduled to receive the benefits.

          (b) AMOUNT OF WITHDRAWAL. The amount which a Participant can elect to withdraw with respect to any Deferral Commitment shall be limited to one hundred percent (100%) of the amount of such Deferral Commitment plus earnings thereon.

          (c) FORM OF IN-SERVICE WITHDRAWAL PAYMENT. The amount elected to be withdrawn shall be paid in a lump sum unless the Committee approves an alternative form of payment at the time elected by the Participant in the Participation Agreement wherein he or she elected the in-service withdrawal.

5.5   HARDSHIP DISTRIBUTIONS

      Upon a finding that a Participant has suffered a Financial Hardship or a Disability, the Committee may, in its sole discretion, make distributions from the Participant's vested Account prior to the time specified for payment of benefits under the Plan. The amount of such distribution shall be limited to the amount reasonably necessary to meet the Participant's requirements during the Financial Hardship or Disability.

5.6   FORM OF BENEFIT PAYMENT

          (a) If a Participant terminates Employment with the Employer due to Retirement, death, Disability, involuntary termination by the Employer without cause or within twenty-four (24) months of a Change in Control, the Participant's


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

      Account shall be paid in the form selected by the Participant under his or her Deferral Commitment or Commitments. Optional forms of payment include a lump-sum payment, substantially equal annual installments of the Account amortized over a period of up to fifteen (15) years selected by the Participant, or any other form of payment made available in the discretion of the Committee to all Participants. If installment payments are elected, the Account shall be amortized with an assumed Rate of Return of six percent (6%) unless the Participant selects, and the Committee approves, an alternative assumed Rate of Return. As of each January 1, the amount to be distributed in installment payments for that year shall be determined by amortizing the Participant's Account balance as of the preceding December 31 over the remainder of the installment period, using the assumed Rate of Return which was fixed under the preceding sentence at the time installment payments were elected.

            (b) Payment shall commence as elected by the Participant, which shall be either within sixty-five (65) days of termination or in the next January following the Participant's termination.

            (c) The Participant may modify the form or timing of benefit payment as long as such modification is made before the end of the calendar year two (2) calendar years prior to when the Participant's benefits were scheduled to commence had the modification not been made.

5.7   SMALL ACCOUNTS

      Notwithstanding Section 5.6(a), if a Participant's Account is less than twenty thousand dollars ($20,000), the Committee shall pay the Participant in a lump sum.

5.8   ACCELERATED DISTRIBUTION

      Notwithstanding any other provision of the Plan, at any time, a Participant shall be entitled to receive, upon written request to the Committee, a lump-sum distribution equal to ninety percent (90%) of the vested Account balance as of the Determination Date immediately preceding the date on which the Committee receives the written request. The remaining balance shall be forfeited by the Participant and the Participant will not be allowed to participate in the Plan in the future. The amount payable under this section shall be paid in a lump sum within thirty (30) days following the receipt of the notice by the Committee from the Participant.

5.9   EXCISE TAX AND LOST BENEFIT MAKEUP

      If as a result of participating in the Plan the Participant is required to pay additional excise tax under Section 4999 of the Internal Revenue Code ("IRC"), or receives a smaller benefit from any other Employer Plan as a result of any IRC Section 280G Golden Parachute limitations, then a makeup amount shall be payable from the Plan. This amount shall be equal to the amount of Section 4999 excise tax payable and any lost benefit from other Employer Plans due to IRC Section 280G Golden Parachute limitation, as a result of participation in the Plan, plus any excise tax or income taxes payable due to this payment. The Corporation and Participant shall


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

cooperate in good faith in making such determination and in providing the necessary information for this purpose.

5.10  WITHHOLDING; PAYROLL TAXES

      The Employer shall withhold from payments made hereunder any taxes required to be withheld from such payments under federal, state or local law. However, a Beneficiary may elect not to have withholding for federal income tax pursuant to Section 3405(a)(2) of Internal Revenue Code, or any successor provision thereto.

5.11  PAYMENT TO GUARDIAN

      If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of his or her property, the Committee may direct payment of such Plan Benefit to the guardian, legal representative, or person having the care and custody of such minor, incompetent, or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan Benefit. Such distribution shall completely discharge the Committee from all liability with respect to such benefit.


                       ARTICLE VI--BENEFICIARY DESIGNATION

6.1   BENEFICIARY DESIGNATION

      Subject to Section 6.3, each Participant shall have the right, at any time, to designate one or more persons or an entity as Beneficiary (both primary as well as secondary) to whom benefits under the Plan shall be paid in the event of Participant's death prior to complete distribution of the Participant's Account. Each Beneficiary designation shall be in a written form prescribed by the Committee and shall be effective only when filed with the Committee during the Participant's lifetime.

6.2   CHANGING BENEFICIARY

      Subject to Section 6.3, any Beneficiary designation may be changed by a Participant without the consent of the previously named Beneficiary by the filing of a new designation with the Committee. The filing of a new designation shall cancel all designations previously filed. If a Participant's Compensation is community property, any Beneficiary designation shall be valid or effective only as permitted by applicable law.

6.3   COMMUNITY PROPERTY

      If the Participant resides in a community property state, the following rules shall apply:

            (a) Designation by a married Participant of a Beneficiary other than the Participant's spouse shall not be effective unless the spouse executes a written


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

      consent that acknowledges the effect of the designation, or it is established the consent cannot be obtained because the spouse cannot be located.

            (b) A married Participant's Beneficiary designation may be changed by a Participant with the consent of the Participant's spouse as provided for in Section 6.3(a) by the filing of a new designation with the Committee.

            (c) If the Participant's marital status changes after the Participant has designated a Beneficiary, the following shall apply:

                  (i) If the Participant is married at the time of death but was unmarried when the designation was made, the designation shall be void unless the spouse has consented to it in the manner prescribed in Section 6.3(a).

                  (ii) If the Participant is unmarried at the time of death but was married when the designation was made:

                        (A) The designation shall be void if the spouse was
                  named as Beneficiary unless Participant had submitted a change of beneficiary listing the former spouse as the beneficiary.

                        (B) The designation shall remain valid if a nonspouse
                  Beneficiary was named.

                  (iii) If the Participant was married when the designation was made and is married to a different spouse at death, the designation shall be void unless the new spouse has consented to it in the manner prescribed above.

6.4   NO BENEFICIARY DESIGNATION

      In the absence of an effective Beneficiary Designation, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be the person in the first of the following classes in which there is a survivor:

            (a) the surviving spouse;

            (b) the Participant's children, except that if any of the children predeceases the Participant but leaves issue surviving, then such issue shall take by right of representation the share the parent would have taken if living;

            (c) the Participant's estate.

6.5   EFFECT OF PAYMENT

      The payment to the deemed Beneficiary shall completely discharge Employer's obligations under the Plan.


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

                           ARTICLE VII--ADMINISTRATION

7.1   COMMITTEE; DUTIES

      The Plan shall be administered by the Committee, which shall consist of not less than three (3) persons appointed by the Chief Executive Officer of the Corporation and which may include the CEO as a member. The Committee shall have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in connection with the Plan. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under the Plan.

7.2   AGENTS

      The Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Employer.

7.3   BINDING EFFECT OF DECISIONS

      The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

7.4   INDEMNITY OF COMMITTEE

      The Employer shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan, except in the case of gross negligence or willful misconduct.


                         ARTICLE VIII--CLAIMS PROCEDURE

8.1   CLAIM

      Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing as soon as practicable.

8.2   DENIAL OF CLAIM

      If the claim or request is denied, the written notice of denial shall state:

          (a) The reasons for denial, with specific reference to the Plan provisions on which the denial is based.


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

            (b) A description of any additional material or information required and an explanation of why it is necessary.

            (c) An explanation of the Plan's claim review procedure.

8.3   REVIEW OF CLAIM

      Any person whose claim or request is denied or who has not received a response within thirty (30) days may request review by notice given in writing to the Committee. The claim or request shall be reviewed by the Committee which may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

8.4   FINAL DECISION

      The decision on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty
(120) days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.


                ARTICLE IX--AMENDMENT AND TERMINATION OF PLAN

9.1   AMENDMENT

      The Corporation may at any time amend the Plan in whole or in part; provided, however, that any such amendment that would materially change the benefits provided under the Plan shall be subject to the prior approval of the Compensation Committee of the Board. Provided, further, that no amendment shall be effective to decrease or restrict the amount accrued to the date of amendment in any Account maintained under the Plan.

9.2   EMPLOYER'S RIGHT TO TERMINATE

      The Corporation may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting or other effects of the continuance of the Plan, or potential payments thereunder would not be in the best interests of the Employer.

            (a) PARTIAL TERMINATION. The Corporation may partially terminate the Plan by instructing the Committee not to accept any additional Deferral Commitments. In the event of such a Partial Termination, the Plan shall continue to operate and be effective with regard to Deferral Commitments entered into prior to the effective date of such Partial Termination.

            (b) COMPLETE TERMINATION. The Corporation may completely terminate the Plan by instructing the Committee not to accept any additional Deferral Commitments, and by terminating all ongoing Deferral Commitments. In the


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

      event of Complete Termination, the Plan shall cease to operate and the Employer shall pay out to each Participant his or her Account (including any Plus Rate Return) as if the Participant had terminated service as of the effective date of the Complete Termination. Payments shall be made in equal annual installments over the period listed below, based on the Account balance:

                                                        PAYOUT
                    ACCOUNT BALANCE                     PERIOD
               ---------------------------------------------------
                   Less than $10,000                   1 Year
                   10,000 but less than $50,000        3 Years
                   More than $50,000                   5 Years
               ===================================================


                            ARTICLE X--MISCELLANEOUS

10.1  UNFUNDED PLAN

      The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Plan shall terminate and no further benefits shall accrue hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA which is not so exempt. In the event of such termination, all ongoing Deferral Commitments shall terminate, no additional Deferral Commitments will be accepted by the Committee, and the amount of each Participant's vested Account balance shall be distributed to such Participant at such time and in such manner as the Committee, in its sole discretion, determines.

10.2  UNSECURED GENERAL CREDITOR

      In the event of Employer's insolvency, Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Employer, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Employer. In that event, any and all of the Employer's assets and policies shall be, and remain, the general, unpledged, unrestricted assets of the Employer. The Employer's obligation under the Plan shall be that of an unfunded and unsecured promise of the Employer to pay money in the future.

10.3  TRUST FUND

      The Employer shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Employer may establish one or more trusts, with such trustees as it may approve, for the purpose of providing for the payment of such


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

benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Employer's creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Employer shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Employer.

10.4  NONASSIGNABILITY

      Neither a Participant nor any other person shall have any right to sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, or be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

10.5  NOT A CONTRACT OF EMPLOYMENT

      The terms and conditions of the Plan shall not be deemed to constitute a contract of employment between the Employer and the Participant, and the Participant (or his or her Beneficiary) shall have no rights against the Employer except as may otherwise be specifically provided herein. Moreover, nothing in the Plan shall be deemed to give a Participant the right to be retained in the service of the Employer or to interfere with the right of the Employer to discipline or discharge the Participant at any time.

10.6  PROTECTIVE PROVISIONS

      A Participant will cooperate with the Employer by furnishing any and all information requested by the Employer, in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as the Employer may deem necessary and taking such other action as may be requested by the Employer.

10.7  TERMS

      Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

10.8  CAPTIONS

      The captions of the articles, sections and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.


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

10.9  GOVERNING LAW; ARBITRATION

      The provisions of the Plan shall be construed and interpreted according to the laws of the State of Oregon. Any dispute or claim that arises out of or that relates to the Plan or to the interpretation, breach, or enforcement of the Plan, must be resolved by mandatory arbitration in accordance with the then effective arbitration rules of Arbitration Service of Portland, Inc., and any judgment upon the award rendered pursuant to such arbitration may be entered in any court having jurisdiction thereof.

10.10 VALIDITY

      In case any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.11 NOTICE

      Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to any member of the Committee or the Secretary of the Employer. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

10.12 SUCCESSORS

      The provisions of the Plan shall bind and inure to the benefit of the Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Employer, and successors of any such corporation or other business entity.

                                      LOUISIANA-PACIFIC CORPORATION


                                      By:
                                         -------------------------------------
                                            Vice President, Human Resources

                                      By:
                                         -------------------------------------
                                                       Secretary

                                      Dated:
                                            ----------------------------------





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